UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

_________________________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):   August 24, 2018

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EL CAPITAN PRECIOUS METALS, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	333-56262	88-0482413
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

5871 Honeysuckle Road Prescott, AZ	86305-3764
(Address of Principal Executive Offices)	(Zip Code)

(928) 515-1942

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

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Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 24, 2018, the Board of Directors of the El Capitan Precious Metals, Inc. (the “Company”) approved the adoption of Amendment 2 (the “Amendment”) to the Restated Bylaws of the Company. The Bylaws, as amended are referred to herein as the “Amended Bylaws.” The following summary does not purport to be complete, and is qualified in its entirety by reference to the full text of the Amendment, filed as Exhibit 3.1 hereto, and incorporated herein by reference.

The corporate Bylaws of El Capital Precious Metals, Inc., a Nevada corporation (the “Company”), in effect as of July 15, 2016 (the “Amended Bylaws”), are hereby amended, pursuant to Article VII of the Bylaws, as set forth below.

Section 2.13 of the Bylaws is hereby deleted in its entirety and replaced with the following:

2.13.       Action Without a Meeting by Shareholders. Any action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting by written action signed by a majority of the shareholders entitled to vote on such action, except for the election of directors, which shall only be taken at annual meetings of shareholders. Such written action shall be effective when signed by a majority of the shareholders entitled to vote thereon, unless a different effective time is provided in the written action. The writing or writings shall be filed with the minutes of the Shareholders.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

3.1	Amendment No. 2 to Restated Bylaws of El Capitan Precious Metals, Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EL CAPITAN PRECIOUS METALS, INC.

	By:	/s/ Stephen J. Antol
Date: September 6, 2018		Name: Stephen J. Antol
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

3.1	Amendment No. 2 to Restated Bylaws of El Capitan Precious Metals, Inc.